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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FirstCity Financial Corporation:

        We consent to the incorporation by reference in the registration statement (Nos. 333-10345, 333-48671, 333-59333, 333-00623, 333-09485, 333-124861, 333-171949 and 333-174911) on Forms S-3 and S-8 of FirstCity Financial Corporation and subsidiaries of our report dated March 21, 2013, with respect to the consolidated balance sheets of FirstCity Financial Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of earnings, comprehensive income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2012, which report appears in the December 31, 2012 Annual Report on Form 10-K of FirstCity Financial Corporation and subsidiaries.

        KPMG LLP

Dallas, Texas
March 21, 2013

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Consent of Independent Registered Public Accounting Firm